Child, Sullivan & Company

A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS

1284   W.  Flint   Meadow   Dr., Suite D, Kaysville, UT 84037          PHONE: (801) 927-1337  FAX: (801) 927-1344

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Digital Network Alliance International, Inc.

We hereby consent to the use of our report dated March 9, 2005, with respect to the financial statements of Digital Network Alliance International, Inc. in the Registration Statement on Form SB-2/A5 to be filed on January 27, 2006.  We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

CHILD, SULLIVAN & COMPANY

Kaysville, Utah

January 27, 2006